UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 20, 2023

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement

On February 9, 2023, iBio CDMO LLC, a wholly owned subsidiary of iBio, Inc. (the “Company”) and Woodforest National Bank (“Woodforest”) entered into the Second Amendment to the Credit Agreement that was entered into on November 1, 2021, as amended (the “Credit Agreement”), which amendment, among other things, added a milestone that had to be met by a specified date, the failure of which would be an event of default.  In addition, on February 9, 2023, the Company, as guarantor, entered into the Second Amendment to the Guaranty, which was executed on November 1, 2021, as amended (the “Guaranty”), which amendment, among other things, allows the Company to account for all amounts owed to it by Fraunhofer USA Inc. (“Fraunhofer”) as part of its legal settlement with them  (the “Fraunhofer Settlement Funds”) in determining whether the Company is in compliance with the Liquidity Covenant (as defined in the Credit Agreement, which currently is a requirement that the Company maintain $7,500,000 in unrestricted cash) until a specified period dependent upon the occurrence of a specific milestone in the Credit Agreement.

On February 20, 2023, iBio CDMO LLC entered into the Third Amendment to the Credit Agreement, which removed the added milestone specified in the Second Amendment, the failure of which would be an event of default.  In addition, the Guaranty was amended to allow the Company until February 28, 2023, to account for the Fraunhofer Settlement Funds in determining whether the Company is in compliance with the Liquidity Covenant without being dependent upon a specified milestone.  In addition, the Company agreed that each time it consummates an at-the-market issuance of Equity Interests (as defined within the Credit Agreement), no later than five (5) days following such issuance of Equity Interests, it will (a) pay to Woodforest in immediately available cash funds, without setoff or counterclaim of any kind, forty percent (40%) of the Net Proceeds (as defined within the Credit Agreement) received by the Company for such issuance of Equity Interests; provided, any such payment would cease upon payment obligations in full and (b) provide Woodforest with a detailed accounting of each such issuance of Equity Interests.

As a result of the payment of $2,1000,00 we received related to the Auction Sale Agreement we entered into on February 10, 2023, with Holland Industrial Group, together with Federal Equipment Company and Capital Recovery Group, LLC, we are currently in compliance with the Liquidity Covenant without including the Fraunhofer Settlement Funds in such calculation.  However, based on current estimates, without additional funds, we do not anticipate being in compliance with the covenant on February 28, 2023 if we are unable to include the Fraunhofer Settlement Funds in such calculation.  If the Company is unable to increase its unrestricted cash by February 28, 2023, and fails to meet the Liquidity Covenant, it would be in default of the terms of the Credit Agreement and the Guaranty and another amendment to the Credit Agreement and Guaranty may be necessary.  The Company and Woodforest continue to be in discussions regarding a potential default and potential amendment to the Credit Agreement to rectify any such default.

The descriptions of the Third Amendment to the Credit Agreement and the Third Amendment to the Guaranty do not purport to be complete and are qualified in their entirety by reference to the Third Amendment to the Credit Agreement and the Third Amendment to the Guaranty, copies of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K.

Exhibit Number	Exhibit Description
10.1	Third Amendment to Credit Agreement dated February 21, 2023 between iBio CDMO LLC and Woodforest National Bank and Third Amended Guaranty of iBio, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: February 21, 2023	By:	/s/ Marc A. Banjak
		Name:	Marc A. Banjak
		Title:	General Counsel and Corporate Secretary